                            JOINT FILING INFORMATION

Reporting Person:             SOROS FUND MANAGEMENT LLC

Address:                      250 WEST 55TH STREET
                              38TH FLOOR
                              NEW YORK, NY 10019

Designated Filer:             SOROS FUND MANAGEMENT LLC

Issuer and Symbol:            EXA CORPORATION [ EXA ]

Date of Event
Requiring Statement:          9/25/2017

Signature:                    /s/ Regan O'Neill
                              ------------------
                              Regan O'Neill, as Assistant General Counsel

Reporting Person:             GEORGE SOROS

Address:                      250 WEST 55TH STREET
                              38TH FLOOR
                              NEW YORK, NY 10019

Designated Filer:             SOROS FUND MANAGEMENT LLC

Issuer and Symbol:            EXA CORPORATION [ EXA ]

Date of Event
Requiring Statement:          9/25/2017

Signature:                    /s/ Regan O'Neill
                              -----------------
                              Regan O'Neill, as Attorney-in-Fact

Reporting Person:             ROBERT SOROS

Address:                      250 WEST 55TH STREET
                              38TH FLOOR
                              NEW YORK, NY 10019

Designated Filer:             SOROS FUND MANAGEMENT LLC

Issuer and Symbol:            EXA CORPORATION [ EXA ]

Date of Event
Requiring Statement:          9/25/2017

Signature:                    /s/ Regan O'Neill
                              -----------------
                              Regan O'Neill, as Attorney-in-Fact